SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  Form 10/A
                          Amendment No. 1 to Form 10



                 General Form For Registration of Securities
                     Pursuant to Section 12(b) or (g) of
                     the Securities Exchange Act of 1934

                      CORNING CLINICAL LABORATORIES INC.
            (Exact name of registrant as specified in its charter)

 Delaware                                             16-1387862
 ----------------------------------------         -------------------------
(State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                    Identification No.)

     One Malcolm Avenue
    Teterboro, New Jersey                                  07608
 ----------------------------------------         -------------------------
(Address of principal executive offices)                (Zip Code)

                                  201 393 5000
                                  -------------
              (Registrant's telephone number, including area code)


Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                     Name of each exchange on which
  to be so registered                    each class is to be registered

 Common Stock, with attached Preferred       New York Stock Exchange
         Stock Purchase Right

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

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

                      CORNING CLINICAL LABORATORIES INC.

INTRODUCTION


   This Registration Statement on Form 10 relates to the registration under the Securities Exchange Act of 1934, as amended, of the common stock, with attached Preferred Stock Purchase Right, of the Registrant which is being issued as described in the Information Statement, subject to completion or amendment (the "Information Statement"), dated November 5, 1996, of Corning Incorporated. Selected pages of the Information Statement which are related to the Registrant and the securities being registered hereunder (the "CCL Information") are attached hereto as Exhibit 99.1 and are incorporated herein by reference in answer to the items of this Registration Statement set forth below.



Item 1. Business


   The information required by this item is contained under the sections" Risk Factors--Risks Relating to CCL," "Business of CCL" and "The Relationship Among Corning, CCL and Covance After the Distributions" of the CCL Information and such sections are incorporated herein by reference.



Item 2. Financial Information

   The information required by this item is contained under the sections "Capitalization of CCL," "Pro Forma Financial Information of CCL," "Selected Historical Financial Data of CCL" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of CCL" of the CCL Information and such sections are incorporated herein by reference.

Item 3. Properties

   The information required by this item is contained under the section "Business of CCL--Properties" of the CCL Information and such section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

   The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management of CCL" of the CCL Information and such section is incorporated herein by reference.

Item 5. Directors and Executive Officers

   The information required by this item is contained under the section "Management of CCL" of the CCL Information and such section is incorporated herein by reference.

Item 6. Executive Compensation

   The information required by this item is contained under the section "Management of CCL" of the CCL Information and such section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions

   The information required by this item is contained under the section "Management of CCL" of the CCL Information and such section is incorporated herein by reference.

Item 8. Legal Proceedings


   The information required by this item is contained under the sections "Business of CCL--OIG Investigations and Related Claims" and "--Legal Proceedings" of the CCL Information and such sections are incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and RelatedStockholder Matters


   The information required by this item is contained under the sections "Risk Factors--Risks Relating to CCL-- Absence of Dividends; Restrictions Imposed on Dividends by the Indenture and the CCL Credit Facility," "Risk Factors--Risks Relating to CCL--Absence of Prior Public Market," "Risk Factors--Risks Relating to CCL-- Potential Volatility of Stock Price," "Description of CCL Capital Stock--CCL Common Stock--Dividend Policy," "--CCL Common Stock--Listing and Trading" and "Management of CCL" of the CCL Information and such sections are incorporated herein by reference.



Item 10. Recent Sales of Unregistered Securities

   Not applicable.

Item 11. Description of Registrant's Securities to be Registered

   The information required by this item is contained under the sections "Description of CCL Capital Stock" and "Antitakeover Effects of Certain Provisions of the CCL Certificate of Incorporation and By-Laws" of the CCL Information and such sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

   The information required by this item is contained under the section "Liability and Indemnification of Directors and Officers of CCL" of the CCL Information and such section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

   The information required by this item is contained under the sections "Capitalization of CCL," "Pro Forma Financial Information of CCL," "Selected Historical Financial Data of CCL," "Management's Discussion and Analysis of Financial Condition and Results of Operations of CCL" and "Financial Statements of Corning Clinical Laboratories Inc." of the CCL Information and such sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

   Not applicable.

Item 15. Financial Statements and Exhibits

   (a) Financial Statements

   The information required by this item is contained under the section "Financial Statements of Corning Clinical Laboratories Inc." of the CCL Information and such section is incorporated herein by reference.

   (b) Exhibits

Exhibit
Number                                      Description
--------  ----------------------------------------------------------------------------------
2.1*      Form of Transaction Agreement among Corning Incorporated, Corning Life Sciences Inc.,
          Corning Clinical Laboratories Inc. and Covance Inc., dated [      ], 1996
3.1*      Certificate of Incorporation of the Registrant
3.2*      By-Laws of the Registrant
4.1*      Form of Common Stock certificate
4.2*      Form of Rights Agreement between Corning Clinical Laboratories Inc. and [      ], dated
          [      ], 1996
10.1*     Form of Tax Sharing Agreement among Corning Incorporated, Corning Clinical Laboratories
          Inc. and Covance Inc., dated [      ], 1996
10.2*     Form of Spin-Off Tax Indemnification Agreement between Corning Incorporated and Corning
          Clinical Laboratories Inc. dated [      ], 1996
10.3*     Form of Spin-Off Tax Indemnification Agreement between Corning Clinical Laboratories
          Inc. and Covance, Inc. dated [      ], 1996
10.4*     Form of Credit Agreement among Corning Clinical Laboratories Inc., Morgan Guaranty Trust
          Company of New York, Nationsbank, N.A. and Wachovia Bank of Georgia, N.A., dated [        ],
          1996
10.5*     Form of Spin-Off Tax Indemnification Agreement between Covance Inc. and Corning Clinical
          Laboratories Inc., dated [           ], 1996
10.6*     Form of Corning Clinical Laboratories Inc. Employee Stock Purchase Plan
10.7*     Form of Corning Clinical Laboratories Inc. Variable Compensation Plan
10.8*     Form of Corning Clinical Laboratories Inc. Profit Sharing Plan
10.9*     Form of Corning Clinical Laboratories Inc. Employee Equity Participation Program
10.10*    Form of Corning Clinical Laboratories Inc. Executive Retirement Supplemental Plan
10.11*    Form of Corning Clinical Laboritories Inc. Directors' Restricted Stock Plan
21*       Subsidiaries of the Registrant
27*       Financial Data Schedules
99.1      Selected pages of the Information Statement, subject to completion or amendment, of
          Corning Incorporated dated November 5, 1996 (pages 2; 28-100; F-1-F-28)

-------------
* To be filed
by amendment.

                                  SIGNATURES


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


   CORNING CLINICAL LABORATORIES INC.


Dated: November 5, 1996     By: /s/ Kenneth W. Freeman
                                -----------------------------------
                                Kenneth W. Freeman, President
                                and Chief Executive Officer



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